Layne Christensen Announces Chief Executive Officer Retirement Plan

MISSION WOODS, Kan., Aug. 1, 2011 (GLOBE NEWSWIRE) -- Layne Christensen Company (Nasdaq:LAYN), today announced that the Company's long-time CEO Andrew B. Schmitt has informed the Board of Directors of his intention to retire at the end of the fiscal year ending January 31, 2012. The plan of succession for Mr. Schmitt will be for Rene J. Robichaud to assume the position of President on September 6 of this year. Mr. Robichaud will assume the additional role of CEO upon Mr. Schmitt's retirement. Mr. Schmitt will continue to serve on Layne Christensen's Board of Directors.

"I have spent 18 years, almost half my business career, at Layne Christensen Company and enjoyed every day," said Mr. Schmitt. "The Company has accomplished so much during that period especially when I think back to the small water well drilling company I joined in 1993. Without the dedicated efforts of all our employees in every company as well as our partners in the Latin American affiliated companies, such success would not have been possible. I have been at the helm through many good and a few bad times, but always with the strong support of our management, employees and partners. This week I will be with our Latin American partners for the Smithsonian's grand opening of the Chilean Miners Rescue Exhibit. That joint effort produced the most important event in our long and colorful history. I could work another 18 years and never come close to sharing an experience such as the rescue with all of our people. No one could ask for more."

Mr. Robichaud, a graduate of Harvard Business School, has served as a director of Layne Christensen since January 2009 and during that time period has served on Layne's Compensation and Nominating & Corporate Governance committees. Mr. Robichaud is a seasoned expert in strategy and business development. During his 15-year career in investment banking, Rene helped hundreds of companies think strategically and grow profitably. Most recently, he served as president and CEO of NS Group, Inc., a publicly traded manufacturer of oil country tubular goods, which he helped grow from $150 million to $1.5 billion in enterprise value. In addition, Mr. Robichaud was a managing director at Salomon Smith Barney and a principal at Morgan Stanley.

"I am deeply honored to be elected as President and to follow Andy as the next CEO of Layne Christensen Company. I look forward to working with the company's talented management team and employees many of whom I have had the opportunity to get to know over the past two and one-half years," said Mr. Robichaud. "Andy has had a long and successful career and enjoys the respect of his peers, competitors and employees. I am particularly pleased that Layne Christensen Company will continue to benefit from his years of experience."

Mr. Schmitt further stated, "I am confident Rene will continue the proud legacy of both Layne and Christensen, two names that trace their industry leading roots back over 125 years ago. I am very pleased Rene is willing and excited to deepen his commitment to our Company. I will be officially introducing Rene to the investment community on our second quarter earnings call on September 7. We look forward to that discussion."

As previously disclosed, Layne Christensen is conducting an internal investigation of, among other things, the legality of certain payments by the company to agents and other third parties interacting with government officials in certain countries in Africa relating to the payment of taxes and the importing of equipment and other activities. The Company wishes to assure investors that, although the internal investigation is continuing, Mr. Schmitt's decision to retire is unrelated to the investigation. The investigation has not uncovered any documents or other information suggesting that Mr. Schmitt engaged in any improper conduct.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management's intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as "should," "intended," "continue," "believe," "may," "hope," "anticipate," "goal," "forecast," "plan," "estimate" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to, the outcome of the ongoing internal investigation into, among other things, the legality, under the FCPA and local laws, of certain payments to agents and government officials in certain countries in Africa relating to the payment of taxes and the importing of equipment (including any government enforcement action which could arise out of the matters under review or that the matters under review may have resulted in a higher dollar amount of payments or may have a greater financial or business impact than management currently anticipates), prevailing prices for various commodities, unanticipated slowdowns in the Company's major markets, the risks and uncertainties normally incident to the construction industry and exploration for and development and production of oil and gas, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this release, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

Layne Christensen Company provides sophisticated services and related products for the water, mineral and energy markets. The Layne Christensen Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3466

CONTACT: Layne Christensen Company

Jerry W. Fanska

Sr. Vice President Finance

913-677-6858

www.laynechristensen.com